UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021

Sundance Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36302	61-1949225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 700 Denver, CO (Address of principal executive offices)	80265 (Zip Code)

Registrant’s telephone number, including area code: (303) 543-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol*	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	SNDEQ	*

*The registrant’s Common Stock began trading on the Pink Open Market on March 19, 2021 under the symbol “SNDEQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on March 9, 2021 (the “Petition Date”), Sundance Energy Inc., a Delaware corporation (the “Parent” or “we”), and each of its direct and indirect subsidiaries (collectively with the Parent, the “Company”), filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (Houston) (the “Bankruptcy Court”). The Company also filed with the Bankruptcy Court the proposed Joint Prepackaged Plan of Reorganization for Sundance Energy Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, as described below (as amended, modified or supplemented from time to time, the “Plan”), as contemplated by that certain Restructuring Support Agreement, dated as of March 9, 2021 (as amended, modified or supplemented from time to time, the “RSA”) among the Company and (i) the administrative agent under the Company’s revolving credit facility (the “RBL Facility”); (ii) certain lenders under the RBL Facility party thereto; (iii) the administrative agent under the Company’s term loan credit facility (the “Term Loan Facility”); and (iv) certain lenders under the Term Loan Facility party thereto (the “Consenting Term Lenders”). On April 19, 2021, the Bankruptcy Court entered an order confirming and approving the Plan.

Plan of Reorganization

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Pursuant to the Plan:

•	Exit Facilities. On the effective date of the Plan, the reorganized Company shall enter into the following exit facilities:

(a)	Exit RBL Facility: The reorganized Company and the lenders under the RBL Facility shall enter into a new reserve-based revolving credit facility (the “Exit RBL Facility”) having a borrowing base of $107.5 million (inclusive of a $20.0 million letter of credit subfacility); and

(b)	The reorganized Company and the lenders under the RBL Facility shall enter into a new first lien second out term loan facility (the “Exit Second Out Term Loan Facility”) having a principal amount of $30.0 million.

•	Distributions to Holders of Claims and Equity Interests. The Plan provides for the following distributions to holders of claims and equity interests:

(a)	All allowed administrative expense claims, priority tax claims, other priority claims, and other secured claims shall be paid in full (or will receive such other treatment rendering such claims unimpaired).

(b)	DIP Facility Claims: On the effective date of the Plan, each holder of an allowed claim under the DIP Facility shall receive its pro rata share of 38.0338% of the shares of common stock of the reorganized Parent authorized to be issued pursuant to the Plan and the new or amended organizational documents of the reorganized Parent (the “New Common Equity Interests”) issued on the effective date of the Plan, prior to dilution by the MIP Equity (as defined below).

(c)	RBL Claims: On the effective date of the Plan, with respect to the holders of claims under the RBL Facility (the “RBL Claims”) each holder of an allowed RBL Claim shall receive: (1) its pro rata share (determined in accordance with the Plan) of the loans under the Exit RBL Facility; (2) its pro rata share (determined in accordance with the Plan) of the loans under the Exit Second Out Term Loan Facility; and (3) its pro rata share (determined in accordance with the Plan) of an amount equal to the payment in full in cash of the portion of allowed RBL Claims equal to the difference between (x) the amount of allowed RBL Claims minus (y) $122.5 million.

(d)	Term Loan Claims: On the effective date of the Plan, each holder of an allowed claim under the Term Loan Facility shall receive its pro rata share of 61.9662% of the New Common Equity Interests issued on the effective date of the Plan, prior to dilution by the MIP Equity.

(e)	General Unsecured Claims: The legal, equitable, and contractual rights of holders of general unsecured claims will be unaltered by the Plan. Except to the extent that a holder of an allowed general unsecured claim has already been paid during the Cases or such holder agrees to less favorable treatment, each holder of an allowed general unsecured claim shall receive, at the option of the Company or the reorganized Company, as applicable, and with the consent of the Required Consenting Term Lenders: (1) if such allowed general unsecured claim is due and payable on or before the effective date of the Plan, payment in full, in cash, of the due and unpaid portion of such allowed general unsecured claim on the effective date; (2) if such allowed general unsecured claim is not due and payable before the effective date of the Plan, payment in the ordinary course of business consistent with past practices; or (3) such other treatment, as may be agreed upon in writing by the Company or the reorganized Company (as applicable), the Required Consenting Term Lenders, and the holder of such general unsecured claim, such that the allowed general unsecured claim will be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

(f)	Old Parent Interests: On the effective date of the Plan, all existing common stock in the Parent (the “Old Parent Interests”) shall be cancelled, and each holder of an Old Parent Interest will not receive any distribution or retain any property on account of such Old Parent Interest. Upon the cancellation of the Old Parent Interests, the Parent will cease to be a publicly-traded company.

•	Management Incentive Plan: On the effective date of the Plan, the reorganized Parent shall enter into a management incentive plan, which shall (i) provide for the grant of 6% of the New Common Equity Interests (which may be in the form of a combination of options, restricted stock units, and/or other full value or appreciation awards exercisable, exchangeable, or convertible into such New Common Equity Interests) on a fully diluted basis (the “MIP Equity”) to certain members of senior management, to be allocated as determined by the New Board (as defined below) and (ii) otherwise contain terms and conditions (including the form of awards, allocation of awards, vesting and performance metrics) that are customary for similar type equity plans and acceptable to the reorganized Company and the Required Consenting Term Lenders.

•	Board Composition. The composition of the board of managers of the Parent (the “New Board”) will consist of four (4) directors in total, which will include those directors designated by certain Consenting Term Lenders.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Although the Company intends to pursue the transactions (collectively, the “Transaction”) contemplated in the Plan in accordance with the terms set forth therein, there can be no assurance that the Company will be successful in completing the Transaction, whether on the same or different terms.

Any new securities to be issued pursuant to the Plan have not been registered under the Securities Act or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on Form 8-K a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements reflect management’s current expectations based on currently available information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements are generally identified with words such as “anticipate,” “believe,” budgeted,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “scheduled,” “should,” or other similar words. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things the risk related to the impact of the COVID-19 pandemic in geographic regions or markets served by us, or where our operations are located, including the risk of global recession and the other risk factors that have been listed from time to time in the Parent’s reports filed with the Securities and Exchange Commission (“SEC”), including but not limited to the Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequently filed Form 10-Q or Form 8-K.

You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to: the ability to consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Cases, the outcomes of court rulings and the Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Cases, which may interfere with the ability to consummate a plan of reorganization; restrictions on us due to the terms of any debtor-in-possession credit facility that we will enter into in connection with the Cases and restrictions imposed by the applicable courts; and the other factors listed in our reports filed with the SEC from time to time. All forward-looking statements included in this notification should be considered in the context of these risks. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

2.1	Joint Prepackaged Plan of Reorganization for Sundance Energy Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNDANCE ENERGY INC.

Date: April 19, 2021	By:	/s/ Cathy L. Anderson
		Name:	Cathy L. Anderson
		Title:	Chief Financial Officer